Carlos E. Duque

Attorney at Law

103 Concord Ave.

Suite 2-2

Somerville, , MA 02143

(317) 270 3353

October 14, 2011

Crown Marketing Inc.

25 Mountaire Court, Highland Avenue

London, UK NW9 0QA

++447896150866

Re:Registration Statement on

Form S-1 (the "Registration Statement")

Gentlemen:

You have requested my opinion as to the legality of the issuance by you (the "Corporation") of 2,651,000 shares of common stock ("Shares"), including up to 2,400,000 shares underlying the Class A Common Stock Purchase Warrants (the "Warrants") all as further described in the Registration Statement on Form S-1 expected to be filed with the U.S. Securities and Exchange Commission on or around September 2, 2011..  .

As your counsel, I have reviewed and examined:

1.

The Articles of Incorporation of the Corporation;

2.

The Bylaws of the Corporation;

3.

A copy of certain resolutions of the corporation;

4.

The Registration Statement, as proposed to be filed; and

5.

The Form of  Warrants, as proposed to be filed as an exhibit to the Registration Statement.

In giving my opinion, I have assumed without investigation the authenticity of any document or instrument submitted me as an original, the conformity to the original of any document or instrument submitted to me as  a copy, and the genuineness of all signatures on such originals or copies.  .

Based upon the foregoing, I am of the opinion that the Shares to be offered pursuant to the Registration Statement, including the Shares underlying the Warrants, if the Warrants are exercised for cash consideration,  will be legally issued, fully paid and nonassessable. My opinion is based on the relevant state statutes and the judicial interpretations thereof in the state of Wyoming.

No opinion is expressed herein as to the application of federal securities laws, state securities laws, or “Blue Sky” laws.

I consent to the reference of my name in the Prospectus filed as a part of the Registration Statement and the use of my opinion in the Registration Statement.  In giving these consents, I do not admit that I come within the category of persons whose consent is required according to Section 7 of the Securities Act of 1933 or any of the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Carlos E. Duque, Esq.